UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
___________________________________________________________________

Date of Report (Date of earliest event reported): June 5, 2008

g8wave Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-136487	13-3513270
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9440 Little Santa Monica Blvd, Suite 401 Beverly Hills, California	90210
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 402-5901

126 Brookline Avenue, Suite 201 Boston Massachusetts, 02215
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreements.

On June 5, 2008, g8wave Holdings, Inc. (the “Company”) and Bradley Mindich, the Company’s Chairman and Chief Strategy Officer, entered into that certain General Release and Termination Agreement (the “Mindich Termination Agreement”), pursuant to which (i) the parties mutually agreed to terminate the Employment Agreement, dated April 21, 2006, as amended, by and between the Company and Mr. Mindich, and (ii) Mr. Mindich resigned from all positions and offices held by him with the Company. The Mindich Termination Agreement also provides for a mutual release between the Company and Mr. Mindich for claims arising from Mr. Mindich’s employment with the Company.

A copy of the Mindich Termination Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

On June 5, 2008, the Company and Habib Khoury, the Company’s President and Chief Executive Officer, entered into that certain General Release and Termination Agreement (the “Khoury Termination Agreement”), pursuant to which the (i) parties mutually agreed to terminate the Employment Agreement, dated April 2, 2007, as amended, by and between the Company and Mr. Khoury, and (ii) Mr. Khoury resigned from all positions and offices held by him at the Company and its subsidiaries, other than his position as a member of the Company’s Board of Directors (the “Board”). The Khoury Termination Agreement provides for a severance payment to Mr. Khrouy of $32,000, a mutual release between the Company and Mr. Khoury for claims arising from Mr. Khoury’s employment with the Company, and the issuance to Mr. Khoury of 3,183,727 shares of Common Stock of the Company. In addition, Mr. Khoury is entitled to receive health benefits through June 5, 2009.

A copy of the Khoury Termination Agreement is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets

On June 5, 2008, the Company completed its previously announced sale (the “Sale”) to Mr. Mindich of all the Company’s right, title and interest in and to the capital stock held by the Company in its wholly-owned subsidiary, g8wave, Inc., a Delaware corporation, pursuant to that certain Stock Purchase Agreement, entered into as of May 12, 2008 (the “Stock Purchase Agreement”), by and among Mr. Mindich, PMCG Management Company, LLC (“PMCG”) and the Company. Prior to the Sale, Mr. Mindich was an officer, director, and stockholder of the Company and had a significant ownership interest in, and is a director of, PMCG.

As consideration for the Sale (1) the Company received the sum of $30,000, (2) Mr. Mindich surrendered to the Company all of the shares of the Company’s Common Stock held by Mr. Mindich (9,457,500 shares comprising approximately 39% of the Company’s issued and outstanding shares as of the date hereof), (3) Mr. Mindich assumed and agreed to discharge certain of the Company’s liabilities, as set forth in the Stock Purchase Agreement, (4) Mr. Mindich assumed and agreed to pay to the Company an amount that is reasonably necessary for the Company to continue in existence and remain in compliance with applicable laws and the rules and regulations of the Securities and Exchange Commission and state securities regulators for a period of 12 months following the Sale, in an amount not to exceed $125,000, less the $30,000 paid upon completion of the Sale, and (5) the Company’s D&O insurance policy has been extended for a period of 3 years following the Sale.

As a result of, and immediately following the Sale, the Company became a shell company, as defined in Section 12b-2 of the Securities Exchange Act of 1934, as amended.

The description of the terms of the Sale is qualified in its entirety by reference to the full text of the Stock Purchase Agreement, a copy of which has been filed as Exhibit 10.1 to our Current Report on Form 8-K, filed with the Securities Exchange Commission on dated May 12, 2008, and is incorporated herein by this reference.

Item 3.02	Unregistered Sales of Equity Securities.

As described in Item 1.02 above, pursuant to the Khoury Termination Agreement, the Company issued 3,183,727 shares of the Company’s Common Stock to Mr. Khoury on June 5, 2008 (the “Khoury Shares”). The Khoury Shares were issued in consideration for, among other things, a release by Mr. Khoury’s of any claims against the Company arising from his employment with the Company. The Khoury Shares were issued pursuant to an exemption from registration provided in Section 4(2) of the Securities Act of 1933, as amended.

Item 5.01	Changes in Control of Registrant.

As described in Item 2.01 above, pursuant to the Stock Purchase Agreement, Mr. Mindich surrendered to the Company 9,457,500 shares of the Company’s Common Stock comprising approximately 39% of the Company’s issued and outstanding shares. As a result of this surrender of shares and upon their cancellation, the percentage of the Company’s shares owned by the other shareholders of the Company will be increased proportionally.

Messrs Spangenberg, Mindich and Khoury, who were all members of the Board of the Company on or around the consummation of the Sale, have resigned their positions as directors of the Company. Martin Key is currently the sole director of the Company.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Effective June 5, 2008, Mr. Mindich resigned from the Board of the Company. Mr. Mindich’s decision to resign was not the result of any disagreement relating to the Company’s operations, policies or practices.

Effective immediately following the appointment of Mr. Key as a director and his acceptance of that appointment, on June 11, 2008, Mr. Khoury resigned from the Board of the Company. Mr. Khoury’s decision to resign was not the result of any disagreement relating to the Company’s operations, policies or practices.

(c) On June 11, 2008, the Board appointed Mr. Key as a director. There were no arrangements or understandings between Mr. Key and any other person pursuant to which he was selected as a director. Mr. Key was also appointed as Chief Executive Officer, President, Treasurer and Secretary of the Company.

Mr. Key, age 28, is an Associate at ARC Investment Partners, a Los-Angeles based private equity firm focused on partnering with companies that have high growth potential. Mr. Key has been with ARC Investment Partners since 2007. Prior thereto, from 2003 to 2006, Mr. Key worked as an Investment Banker in the Syndicated and Leveraged Finance Group at J.P. Morgan Securities Inc., a subsidiary of JPMorgan Chase & Co. (NYSE:JPM), where he was primarily engaged in structuring debt financing for investment grade healthcare, consumer products and financial services companies. Mr. Key has not previously held any directorships.

There are no understandings or arrangements between Mr. Key or any other person pursuant to which Mr. Key was selected as a director and officer. Mr. Key does not have any family relationship with any director, executive officer or person nominated or chosen by the Company to become a director or an executive officer.

Item 8.01	Other Events.

On June 2, 2008, the Company transmitted a notice to shareholders of shares of common stock of the Company (the “Shares”) registered pursuant to a Registration Statement on Form SB-2 declared effective by the Securities and Exchange Commission on October 19, 2007 (SEC File No. 333-146657), as supplemented by the prospectus supplements thereto (the “Registration Statement”), that the use of the Registration Statement has temporarily been suspended. The notified shareholders must discontinue disposition of the Shares registered pursuant to the Registration Statement until such time as they (1) are advised in writing by the Company that the use of the Registration Statement and prospectus contained therein (and offers and sales thereunder) may be resumed, (2) have received copies of a supplemental or amended prospectus, if applicable, and (3) have received copies of any additional or supplemental filings which are incorporated or deemed to be incorporated by reference into such prospectus.

Item 9.01.	Financial Statements and Exhibits.

Exhibits:

Exhibit Number	Description

10.1	General Release and Termination Agreement, dated June 5, 2008, between the Company and Bradley Mindich
10.2	General Release and Termination Agreement, dated June 5, 2008, between the Company and Habib Khoury

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 11, 2008

g8wave Holdings, Inc.

By:	/s/ Martin Key
Martin Key
Chief Executive Officer